OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Impreso, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 25, 2005
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
COMPENSATION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT ACCOUNTANTS
COMPENSATION COMMITTEE REPORT
EMPLOYMENT CONTRACT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION OF NAMED EXECUTIVE OFFICERS
SUMMARY OF COMPENSATION TABLE
AGGREGATE OPTION EXERCISES IN FISCAL 2004 AND FISCAL YEAR END OPTION VALUES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EMPLOYEE BENEFIT PLANS
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
MISCELLANEOUS

IMPRESO, INC.
652 SOUTHWESTERN BOULEVARD
COPPELL, TX 75019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 25, 2005

TO THE HOLDERS OF COMMON STOCK OF IMPRESO, INC.

Notice is hereby given that the Annual Meeting of Stockholders of Impreso, Inc. and subsidiaries (the “Company”) will be held at 652 Southwestern Boulevard, Coppell, Texas 75019, on Tuesday, January 25, 2005, at 4:00 p.m. CST, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect six directors of our Company to serve for the ensuing year;

2.	To ratify the selection of Blackman Kallick Bartelstein LLP to serve as our Company’s independent auditors for the fiscal year ending August 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The close of business on November 26, 2004, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting may be examined at the Company’s executive office, located at 652 Southwestern Boulevard, Coppell, Texas, during the ten-day period preceding the meeting.

You are cordially invited to attend the meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Even if you expect to be present, please sign and date the enclosed form of Proxy and return it by mail in the envelope provided. If you attend the Annual Meeting, you may revoke your Proxy and vote in person. Your promptness in returning the Proxy will assist in the expeditious and orderly processing of the proxies. No postage is required if mailed in the United States.

December 14, 2004	By Order of the Board of Directors,

Donald E. Jett
Secretary

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

IMPRESO, INC.
652 SOUTHWESTERN BOULEVARD
COPPELL, TX 75019

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 25, 2005

This Proxy Statement is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Impreso, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on January 25, 2005, and at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). An Annual Report to Stockholders containing consolidated financial statements for the fiscal year ended August 31, 2004 (“Fiscal 2004”), is being mailed together with this Proxy Statement, on or about December 28, 2004, to all stockholders entitled to receive the Notice.

Any Proxy may be revoked at any time before it is exercised by personally appearing at the Meeting and informing the Secretary of the meeting that the stockholder intends to vote in person or by giving a later dated Proxy.

At the close of business on November 26, 2004, the record date for holders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 5,278,780 shares of Common Stock, $.01 par value (“Common Stock”), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than Common Stock.

At November 26, 2004, Marshall D. Sorokwasz, Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company; The Sorokwasz Irrevocable Trust, whose Trustee is Marshall D. Sorokwasz; Richard D. Bloom, Vice President and a Director; and Donald E. Jett, Secretary and a Director; together owned approximately 70 % of the outstanding Common Stock of the Company. To the Company’s knowledge, Marshall D. Sorokwasz, individually and as Trustee for The Sorokwasz Irrevocable Trust, Richard D. Bloom, and Donald E. Jett will vote their shares of Common Stock in favor of each of the nominees for director and other proposals identified or described in this Proxy Statement.

The Company’s executive office is located at 652 Southwestern Boulevard, Coppell, Texas 75019.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock, as of November 26, 2004, by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), who, to the best of the Company’s knowledge, owned beneficially more than 5% of the Company’s Common Stock, each director and nominee for election as a director, all Named Executive Officers in the Summary Compensation Table (see “Compensation of Named Executive Officers”), and all directors and executive officers of the Company, as a group.

	Shares of Common Stock		Percent
Name	Beneficially Owned (a)		of Class
Marshall D. Sorokwasz	2,484,154	(b)	45.1%
118 Cottonwood Drive
Coppell, TX 75019

Richard D. Bloom	801,820	(c)	14.6%
3100 Hillside
Highland Village, TX 75067

Donald E. Jett	486,150		8.8%
336 Parkview Place
Coppell, TX 75019

Robert F. Troisio	7,000	(d)	(e	)

Ian Ratner	0		(e	)

Jay W. Ungerman	6,365	(f)	(e	)

Jeffery W. Boren	77,368	(g)	1.4%

John L. Graves	48,200	(h)	(e	)

Susan M. Atkins	21,500	(i)	(e	)

All directors and executive officers
as a group (ten persons)	3,932,557	(j)	71.4%

(a)	Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by them, subject to community property laws where applicable.

(b)	2,333,360 of these shares are voted by Mr. Sorokwasz as Trustee for The Sorokwasz Irrevocable Trust. This number does not include 38,415 shares owned by Mr. Sorokwasz’s wife, or the 16,250 shares owned by Mr. Sorokwasz’s wife as custodian for a minor child, as to which Mr. Sorokwasz disclaims any beneficial interest. This number does include 60,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Sorokwasz. See “Outside the Plan Stock Options.”

(c)	Includes 10,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Bloom. See “Outside the Plan Stock Options.”

(d)	Includes 6,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Troisio. See “Employee Benefit Plans - 1995 Stock Option Plan” and “Outside the Plan Stock Options.”

(e)	Less than 1%.

(f)	Includes 6,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. See “Employee Benefit Plans - 1995 Stock Option Plan” and “Outside the Plan Stock Options.”

(g)	Includes 77,368 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Boren. See “Employee Benefit Plans - 1995 Stock Option Plan” and “Outside the Plan Stock Options.”

(h)	Includes 48,200 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Graves. See “Employee Benefit Plans - 1995 Stock Option Plan” and “Outside the Plan Stock Options.”

(i)	Consists of 21,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Ms. Atkins. See “Employee Benefit Plans - 1995 Stock Option Plan” and “Outside the Plan Stock Options.”

(j)	Includes 229,568 shares issuable upon the exercise of stock options, exercisable within 60 days.

There has been no significant change in stock ownership or control since November 26, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has fixed the number of directors to be elected at six. The terms of the present directors expire at the Meeting. Directors are elected by plurality. Abstentions and broker non-votes are treated as present at the Meeting and are, therefore, counted to determine a quorum. Each director elected at the Meeting, will serve for one (1) year, or until his successor shall have been chosen and qualified.

The persons named in the accompanying form of Proxy will vote the shares of Common Stock represented in favor of the nominees listed below, unless otherwise instructed in such Proxy.

The nominees are presently serving as directors of the Company. Certain information concerning the nominees for election is set forth below. Such information was furnished by them to the Company.

The Board of Directors recommends that you vote FOR the nominees listed below.

NOMINEES FOR ELECTION

Marshall D. Sorokwasz, 61, is one of the founders of the Company and has been our President, Chief Executive Officer, and a Director since our organization in 1976, Treasurer since 1992, and Chairman of the Board since 1996. Prior thereto, Mr. Sorokwasz held several positions with O.E.I. Business Products of Chicago, Illinois, a manufacturer and distributor of continuous business forms.

Richard D. Bloom, 72, is one of our founders and joined the Company as Senior Vice President of Operations and a Director in 1976. Prior, thereto, Mr. Bloom spent 20 years on the production side of the computer form industry, having served as a Plant Manager and Production Manager at his two previous employers, Data Documents, Inc. of Hutchins, Texas, and Service Business Forms of Wichita, Kansas.

Donald E. Jett, 60, is also a founder of our Company and has been a Director and the Secretary of the Company since 1976. Currently, Mr. Jett is retired. From 1994 to 1999, Mr. Jett worked as a consultant to Budget Cardio, a company that sold and refurbished new and used cardiovascular exercise equipment. During 1993, Mr. Jett owned and operated Uniglobe Clocktower Travel, a travel agency in Coppell, Texas. From 1978 until May 1991, Mr. Jett served as a Vice President and a Director of Origami, Inc., a business consumable wholesaler. Prior to working at Origami, Inc., he was a regional sales manager for 11 years in a division of Scott Paper Company, with sales responsibilities for 21 states.

Robert F. Troisio, 59, became a Director in May 1995. Since 2001, he has served as a Managing Director of the McShane Group, a national consulting firm. From September 1994 to February 2001, Mr. Troisio was associated with Morris Anderson & Associates, also a national consulting firm.

Jay W. Ungerman, 67, was elected to the Board of Directors in January 1996. Mr. Ungerman has been a licensed Texas attorney since 1961 and since 2001, after returning from a few years abroad, has practiced law in Austin, Texas.

Ian Ratner, 39, was appointed to the Board of Directors effective November 1, 2004. Mr. Ratner was also appointed to the Stock Option Committee, the Audit Committee, and as the Audit Committee Financial

Expert. Mr. Ratner is a CPA, an ASA (Accredited Senior Appraiser, Business Valuation Section of the American Society of Appraisers), a CFE (Certified Fraud Examiner), and a nationally recognized expert in the area of forensic accounting, litigation support and financial restructuring. Mr. Ratner is currently a Partner at GlassRatner, Advisory & Capital Group, LLC, a financial advisory firm with its focus in Financial Restructuring, Mergers & Acquisitions and Forensic Accounting. From 1990 through 2000 Mr. Ratner was in the same practice area at Ernst & Young and Kroll Associates where he was also a Partner. Prior to 1990 Mr. Ratner was on the audit and accounting staff of a regional CPA firm. In addition, during 2001 Mr. Ratner was the Chief Financial Officer of TIC Enterprises, LLC.

COMPENSATION OF DIRECTORS

On January 28, 2003, the Board voted to compensate the members of the Board and Committees as follows: Each member of the Board of Directors received a retainer of $4,000 for serving as a Director; Each member of the Audit Committee received a retainer of $750 for serving on the Audit Committee; members of the Board of Directors received $1,500 for each of the Board or Committee meetings attended by that director in person, or $500 for participating telephonically. If more than one meeting was scheduled on the same day, the attending directors were compensated as if only one meeting was held. Non-employee directors also receive on an annual basis for serving on the Board, an automatic grant of an option to purchase 1,000 shares of Common Stock of the Company under the Company’s 1995 Stock Option Plan, as amended (the “1995 Plan”).

BOARD MEETINGS AND COMMITTEES

The Company is a controlled company due to more than 50% of the voting power being held by a group. During the past fiscal year, the Board of Directors met twice and from time to time passed resolutions by unanimous written consent pursuant to the laws of the state of Delaware. Each of the nominees for director attended a minimum of 75% of the meetings of the Board and the Committees of the Board on which such person served, which were held during the time that such person served. The Independent Directors of the Board met once during the fiscal year ended August 31, 2004.

The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Troisio, Ungerman, and Ratner. The Stock Option Committee administers the 1995 Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option, and the other terms and conditions under which options under the 1995 Plan are granted and made exercisable. See “Employee Benefit Plans” below. The Stock Option Committee met once during Fiscal 2004.

The Board of Directors does not have a Nominating Committee.

The only directors of the Company who are active in the business on a day-to-day basis are Messrs Sorokwasz and Bloom. No family relationships exist between any of the directors and executive officers of the Company.

The Company’s Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

Currently, the Company’s Audit Committee consists of Messrs. Robert F. Troisio, Jay W. Ungerman and Ian Ratner. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. Marketplace Rules.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors and are in no way designed to supersede or alter the traditional responsibilities of the Company’s management and independent auditors. The Audit Committee’s role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee met twice during the fiscal year ending August 31, 2004.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for Fiscal 2004 with the Company’s management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received the written disclosures and letters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), from Blackman Kallick Bartelstein, LLP (“Blackman”), the Company’s independent auditor for the fiscal year ended August 31, 2004. The Audit Committee has considered the provision of services by Blackman, covered in “Fees paid to Independent Accountants” below, and has determined that such services are compatible with maintaining their independence from the Company. Based upon the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Fiscal 2004 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee has one financial expert, Ian Ratner. He is independent of management and is a Certified Public Accountant.

AUDIT COMMITTEE
Robert F. Troisio
Jay W. Ungerman
Ian Ratner

FEES PAID TO INDEPENDENT ACCOUNTANTS

AUDIT FEES. The total aggregate fees billed by Blackman, the Company’s auditors, for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended August 31, 2003, and for reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during the 2003 fiscal year was $104,000.

The total aggregate fees to be billed by Blackman, for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended August 31, 2004, and for reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during the 2004 fiscal year will be $ 97,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Blackman to render professional services for financial information systems design and implementation and therefore did not incur any fees for the fiscal years ended August 31, 2004 or 2003.

ALL OTHER FEES. The total aggregate fees billed by Blackman, for all other fees for the 2003 fiscal year was $9,300. The other fees billed by Blackman related to services rendered in connection with regulatory filings and effects of various accounting issues.

The total aggregate fees billed by Blackman, for all other fees for the year ended August 31, 2004, was $3,000, which fees primarily relate to assistance with effects of accounting issues on leases and compliance with the Sarbanes Oxley Act .

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. The Compensation Committee is authorized to review and approve remuneration arrangements for senior management, directors and other employees and employee benefit plans in which officers and employees are eligible to participate. The Compensation Committee met once during Fiscal 2004.

The Compensation Committee’s informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and linking executive compensation to achievement of performance goals. The Compensation Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than the Company, including direct competitors of the Company. All of these sources are used by the Compensation Committee in reviewing compensation.

The Company’s executive compensation program is designed to provide incentives to attract, motivate, and retain key executives needed to enhance the profitability of the Company, create value for its stockholders, and instill in the executives a long-term commitment to the Company. On January 27, 2004, the Compensation Committee reviewed total compensation of the Named Executive Officers listed in this Proxy Statement. The Compensation Committee determined that for Fiscal 2004, based upon the Company’s performance in the year ended August 31, 2003 (“Fiscal 2003”), and profitability in the first quarter of Fiscal 2004, that the officers of the Company without employment contracts would not receive raises in calendar 2004. Other annual compensation paid to Marshall Sorokwasz in Fiscal 2004 was

$161,947, which was $8,494 less than in Fiscal 2003.

The Compensation Committee feels that the Company’s compensation adequately reflects its philosophy and policies and that none of the executive officers of the Company is overcompensated.

COMPENSATION COMMITTEE
Marshall D. Sorokwasz
Robert F. Troisio
Jay W. Ungerman

EMPLOYMENT CONTRACT

The Board of Directors approved and the Company executed a five-year employment contract with Marshall Sorokwasz, Chairman of the Board, CEO, President and Treasurer, on January 27, 2004, effective February 1, 2004. The agreement provides, in part, for a minimum annual salary of $450,000 and further compensation as determined by the Board of Directors, a non-reimbursable annual expense allowance, annual payments for his personal guarantee of debt of the company, and payments, for a period of five years following termination or change in control, equal to Mr. Sorokwasz’s annual income in effect prior to such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. Marshall Sorokwasz has personally guaranteed the indebtedness of TST/Impreso, Inc. (“TST”), a subsidiary of the Company, to various lenders, including the $25 million revolving line of credit; other notes payable to financial institutions, the proceeds of which were used for the purchase of property and equipment at TST’s West Virginia facility, to obtain funding for the acquisition of the Sky Division of Durango Georgia Converting LLC, in Fiscal 2001, and to purchase the real property of the United Computer Supplies, Inc. acquisition completed in April 2002. During Fiscal 2004, Mr. Sorokwasz’s personal guarantees for the revolving line of credit and the loan for the purchase of the real property of the United Computer Supplies, Inc. acquisition, were released by the respective lenders and the revolving line of credit was reduced to $10 million.

A company controlled by the spouse of Marshall D. Sorokwasz serves as both a customer of and vendor to the Company. Sales to this related company were $751,216 for the year ended August 31, 2004. Purchases from the related company totaled $315,808 for the year ended August 31, 2004. The accounts receivable and accounts payable balances related to this company as of August 31, 2004, were $64,071 and $6,552, respectively. In the opinion of management, these transactions were consummated on terms equivalent to those that prevail in an arms-length transaction.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are elected annually by the Board of Directors. The executive officers, their age and positions within the Company at August 31, 2004, are as follows:

Marshall D. Sorokwasz, 61, Chairman of the Board, President, Treasurer, and Chief Executive Officer

Richard D. Bloom, 72, Senior Vice President of Operations and Director

Donald E. Jett, 60, Secretary and Director

John L. Graves, 58, Vice President of Manufacturing

Jeffrey W. Boren, 39, Vice President of Sales, Marketing

Susan M. Atkins, 55, Vice President of Finance, Chief Financial Officer and Assistant Secretary

Dwight E. Staubs, 53, Vice President

Marshall D. Sorokwasz is one of the founders of the Company and has been its President, Chief Executive Officer, and a Director since its organization in 1976, Treasurer since 1992, and Chairman of the Board since 1996.

Richard D. Bloom is one of the founders of the Company and has been its Vice President and a Director since inception.

Donald E. Jett is one of the founders of the Company and has been its Secretary and a Director since inception.

John L. Graves was promoted to Vice President of Manufacturing in June 1986. Prior to being elected Vice President, Mr. Graves was Operations Manager with the Company since August 1981.

Jeffrey W. Boren has been Vice President of Sales and Marketing since March 1995. From March 1994 to March 1995, he was the National Sales Manager; prior to that, he held various sales positions within the Company.

Susan M. Atkins has been Vice President of Finance and Chief Financial Officer of the Company since December 1995, and Assistant Secretary since November 1999. Ms. Atkins was Controller of the Company prior to her election as Vice President of Finance and Chief Financial Officer.

Dwight E. Staubs was elected to the position of Vice President in May 2001, subsequent to the acquisition of substantially all of the assets of the competitor he managed, acquired by the Company in April 2001. Mr. Staubs had been the Plant Manager of the competitor since 1994.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation paid by the Company for services rendered during the three fiscal years ended August 31, 2004, 2003 and 2002, to the CEO and the other four most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 (the “Named Executive Officers”).

SUMMARY OF COMPENSATION TABLE

							Long Term
							Compensation

		Annual Compensation(1)					Number of Securities
					Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Compensation		Options	Compensation(2)
Marshall D. Sorokwasz	2004	$434,441		-0-	$166,571	(3)(4)	-0-	$8,500
Chairman of the	2003	430,333		$50,000	170,441	(3)(5)	-0-	8,208
Board, President	2002	503,488		-0-	180,476	(3)(6)	-0-	5,963
CEO & Treasurer

Richard D. Bloom	2004	$162,116		-0-	—	(3)	-0-	$7,000
Senior Vice President	2003	161,825		$15,000	$20,468	(3)(7)	-0-	7,000
of Operations	2002	149,297		-0-	—		-0-	5,000

Jeffery W. Boren	2004	$235,576	(8)	-0-	$26,509	(3)(9)	-0-	$100
Vice President of	2003	224,900		-0-	26,990	(3)(10)	-0-	920
Sales & Marketing	2002	196,618		$36,000	—		-0-	960

John L. Graves	2004	$154,291		-0-	—		-0-	$65
Vice President	2003	154,000		$20,000	—		-0-	769
of Manufacturing	2002	141,930		-0-	—		-0-	730

Susan M. Atkins	2004	$139,054		-0-	—		-0-	$1558
CFO and Vice	2003	137,526		$20,000	—		-0-	575
President of Finance	2002	128,851		-0-	—		-0-	574

(1)	The compensation described in this table does not include perquisites and other benefits received by the Named Executive Officer, the value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(2)	“All Other Compensation” represents the allocation of the Company’s contribution to the Company’s employee 401(k) Plan for each Named Executive Officer, based upon the distribution formula in the 401(k) Plan, and payment of directors fees for attending board and committee meetings.

(3)	Consists of payments of one or more of the following: medical and whole life insurance premiums; annual car allowance; and non-reimbursable expense payments.

(4)	Includes a total of $77,424 in non-reimbursable expense payments

(5)	Includes a total of $131,086 in non-reimbursable expense payments

(6)	Includes a total of $129,233 in non-reimbursable expense payments.

(7)	Includes a total of $15,164 in Life Insurance premium payments.

(8)	Includes raise in March 2003, reflected for twelve month period, September 1, 2003 to August 31, 2004.

(9)	Includes a total of $22,800 in automobile expense allowance.

(10)	Includes a total of $22,800 in automobile expense allowance.

The following table shows for the Named Executive Officers information about options exercised in Fiscal 2004, and option holdings as of the end of Fiscal 2004.

AGGREGATE OPTION EXERCISES IN FISCAL 2004 AND

FISCAL YEAR END OPTION VALUES

			Number of		Value of
			Un-Exercised Options		Un-Exercised (1)
	Shares Acquired		at August 31, 2004		In-The-Money Options
	On	Value		Un-		Un-
	Exercise	Realized	Exercisable	Exercisable	Exercisable	Exercisable
Marshall D. Sorokwasz	—	—	60,000	0	$24,535	0
Richard D. Bloom	—	—	15,000	0	$3,505	0
Jeffery W. Boren	—	—	70,900	0	$7,010	0
John L. Graves	—	—	47,300	0	$5,257	0
Susan M. Atkins	—	—	12,500	0	$5,257	0

(1)	Computed based upon the difference between aggregate fair market value as of August 31, 2004, and aggregate exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file certain reports concerning their beneficial ownership of our equity securities. On October 28, 2004 Jeffery W. Boren filed a Form 5 that was thirteen days late; and on November 10, 2004, Ian Ratner filed a Form 3 that was seven days late. We believe that during Fiscal 2004, all other reporting persons complied with their Section 16(a) filing obligations.

EMPLOYEE BENEFIT PLANS

1995 Stock Option Plan. On October 3, 1995, the Board of Directors adopted and the stockholders of the Company subsequently approved the Company’s 1995 Stock Option Plan. A Registration Statement on Form S-8 with respect to the Common Stock issuable pursuant to the 1995 Plan was filed with the Securities and Exchange Commission on April 7, 1997, and became effective at that time. The 1995 Plan has reserved 400,000 shares of Common Stock for the granting of options to key employees of the Company, including officers and non-employee directors. The 1995 Plan became effective October 5, 1995, and will terminate October 6, 2005, or on the date in which all shares available for issuance under the 1995 Plan have been issued and fully exercised or canceled, whichever occurs first, except that options outstanding as of October 6, 2005, will continue in full force and effect under the provisions of each grant. The 1995 Plan, as amended, provides for the grant of incentive stock options, which may be exercised over a period of ten years, and the fixed annual grant of non-qualified stock options for 1,000 shares of Common Stock of the Company to non-employee directors. The options granted to non-employee directors are exercisable over ten years from date of grant. In no event can the option price be lower than the fair market value of the Common Stock at the date of grant. The Stock Option Committee is made up of non-employee directors who administer the 1995 Plan. As of August 31, 2004, options to purchase 260,700 shares were outstanding and 94,250 options were available for grant.

Outside the Plan Stock Options. On January 26, 1999, the Board of Directors granted the President authority to grant non-plan stock options at fair market value at the date of grant, representing a maximum of 250,000 shares of Common Stock. As of November 26, 2004, options representing 191,000 shares had been granted to officers and employees of the Company and options representing 35,500 of those shares had expired or terminated. Options granted have a term of five years, subject to earlier termination related to termination of employment, and vest in 50% increments over a two-year period.

PERFORMANCE GRAPH

The following performance graph compares the performance of our Company’s cumulative total stockholder return on its Common Stock for the period from our Company’s initial public offering on October 5, 1995, to August 31, 2004, with the comparison of 5 year cumulative total return among Impreso, Inc.; the Nasdaq Stock Market U.S. Index; and two Peer Groups, the first consisting of Moore Wallace, Inc., Standard Register Company, and Reynolds & Reynolds Company, the second consisting of Nashua Corporation and Tufco Technologies, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG IMPRESO, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 invested on 8/31/99 in stock or index-
including reinvestment of dividends.
Fiscal year ending August 31.

IMPRESO INC

	Cumulative Total Return
	8/99	8/00	8/01	8/02	8/03	8/04
IMPRESO, INC.	100.00	121.29	57.36	68.77	69.11	84.26
NASDAQ STOCK MARKET (U.S.)	100.00	174.44	66.52	51.96	58.69	63.23
NEW PEER GROUP	100.00	96.55	77.25	79.48	79.45	99.43
OLD PEER GROUP	100.00	75.20	107.41	117.09	125.64	102.59

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of our Company has selected Blackman Kallick Bartelstein LLP to serve as our independent public accountants for the fiscal year ending August 31, 2005 (“Fiscal 2004”). The Board of Directors considers Blackman Kallick Bartelstein LLP to be eminently qualified.

A representative of Blackman Kallick Bartelstein LLP will be present at the Annual Meeting, with an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

Although it is not required to do so, the Board of Directors is submitting its selection of our independent public accountants for ratification at the Annual Meeting, in order to ascertain views of stockholders regarding such selection. If the selection is not ratified, we will reconsider its selection.

The Board of Directors recommends that you vote FOR ratification of the selection of Blackman Kallick Bartelstein LLP to examine the consolidated financial statements of our Company for the fiscal year ending August 31, 2005.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, management of Impreso, Inc. does not know of any matters to be presented for consideration at the Meeting other than those described in this Proxy Statement. If any other matters properly come before the Meeting, the accompanying Proxy confers discretionary authority with respect to those matters, and the persons named in the accompanying form of Proxy intend to vote that Proxy to the extent entitled in accordance with their best judgment.

We request you to date, sign and return the Proxy in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person if you so desire, otherwise your Proxy will be voted for you.

MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of Directors’ selection of Blackman Kallick Bartelstein LLP as independent auditors for the Company. All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company, personally, by mail, by telephone or by fax, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Whether or not you expect to attend the Meeting in person, you are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules for the fiscal year ended August 31, 2004, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this Proxy Statement is mailed as part of the Company’s Annual Report to Stockholders. The Company shall provide, without charge, copies of any exhibits to its Form 10-K upon written request to the Legal Department, Impreso, Inc., 652 Southwestern Blvd., Coppell, TX 75019.

Stockholder Proposals

A stockholder who desires to include a proposal in the Proxy material relating to our Fiscal 2005 annual meeting of stockholders must submit the same in writing, so as to be received at our principal executive office, to the attention of the Legal Department, on or before September 1, 2005, for such proposal to be considered for inclusion in the Proxy Statement for the annual meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in our Proxy Statement. If a stockholder intends to submit a proposal at our Fiscal 2005 annual meeting of stockholders that is not eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting, the stockholder must do so no later than September 1, 2005. If such a stockholder fails to comply with the foregoing notice provision, the Proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the Fiscal 2005 annual meeting.

December 14, 2004	By Order of the Board of Directors,
/s/ Donald E. Jett
Donald E. Jett
Secretary

IMPRESO, INC.
Proxies Solicited on Behalf of the Board of Directors
for Annual Meeting of Stockholders

January 25, 2005

COMMON STOCK

The undersigned, a stockholder of Impreso, Inc. does hereby appoint Marshall D. Sorokwasz and Richard D. Bloom, or either of them, as proxies of the undersigned with full power of substitution, to appear on behalf of and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, January 25, 2005, at 4:00 p.m., CST, or at any adjournments thereof, upon such matters as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse, on each of the following matters in accordance with their judgment, and on any other matters which may properly come before the meeting. If no direction is indicated, this proxy will be voted “for” all nominees listed in Item 1, and “for” Item 2.

X	Please mark your votes as in this example.

(Continued and to be signed on reverse side)

1)	Election of Directors
For all nominees listed
(except as marked to the contrary)

Withhold Authority to vote for all the nominees listed at right.

Nominees:	Marshall D. Sorokwasz
Richard D. Bloom
Donald E. Jett
Robert F. Troisio
Ian Ratner
Jay W. Ungerman

(Instruction: to withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

The Board of Directors favors a vote “for” each item.

2)	Ratification of Appointment of Blackman Kallick Bartelstein, LLP as the Company’s independent auditors for the fiscal year ending August 31, 2005.

For	Against	Abstain

The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED 200

(L.S.)

(L.S.)

Stockholder(s) Sign Here

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.